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Exhibit 21.1
LANVISION SYSTEMS, INC.

SUBSIDIARIES OF THE REGISTRANT

                                         Jurisdiction of
                   Name                   Incorporation                 % Owned
                   ----                   -------------                 -------

             LanVision, Inc.                   Ohio                      100%